LIMITED POWER OF ATTORNEY FOR
SEC REPORTING PURPOSES

      Know all by these presents, that the undersigned hereby makes, constitutes and appoints each of Denise Singleton, Hans Weinburger, Anna Ashkinazi and any duly appointed Corporate Secretary of Amrize Ltd (the "Company"), with full power of substitution and resubstitution, acting individually, as the undersigned's true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:
(1)	obtain credentials (including codes or passwords) to
enable the undersigned to submit and file documents,
forms and information required by Section 16(a) of the Securities Exchange Act of 1934, as amended (the
"Exchange Act"), or any rule or regulation of the
U.S. Securities and Exchange Commission (the "SEC") via
the Electronic Data Gathering and Retrieval ("EDGAR")
system, including: (i) preparing, executing in the undersigned's name and on the undersigned's behalf and submitting to the SEC a Form ID (and any amendments thereto) or any other documents necessary or
appropriate to obtain such credentials and legally
binding the undersigned for purpose of the Form ID or
such other documents; and (ii) enrolling the
undersigned in EDGAR Next or any successor filing
system;
(2)	act as an account administrator for the undersigned's
EDGAR account, including: (i) appointing, removing and replacing account administrators, technical administrators, account users and delegated entities;
(ii) maintaining the security of the undersigned's
EDGAR account, including modification of access codes;
(iii) maintaining, modifying and certifying the
accuracy of information on the undersigned's EDGAR
account dashboard; and (iv) taking any other actions contemplated by Rule 10 of Regulation S-T;
(3)	cause the Company to accept a delegation of authority
from the undersigned's EDGAR account administrators
and authorize the Company's EDGAR account
administrators pursuant to that delegated entity
designation to appoint, remove or replace users for
the undersigned's EDGAR account;
(4)	execute for, and on behalf of, the undersigned, in the
undersigned's capacity as an officer and/or director of
the Company, Form 3, 4 or 5 relating to the Company in accordance with Section 16(a) of the Exchange Act and the rules and regulations promulgated thereunder
(including on account of the undersigned's voluntary
compliance therewith during such time as the Company
qualifies as a foreign private issuer) and Form 144 in accordance with Rule 144 under the Securities Act of
1933, as amended (the "Securities  Act") (including on
account of the undersigned's voluntary compliance
therewith during such time as the Company qualifies as
a foreign private issuer);
(5)	seek or obtain, as the undersigned's representative
and on the undersigned's behalf, information on
transactions in the Company's securities from any
third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to any attorney-in-fact and further approves and ratifies any such release of information;
(6)	do and perform any and all acts for, and on behalf of,
the undersigned that may be necessary or desirable to prepare, complete and execute any such Form 3, 4 or 5 or Form 144 and any amendments thereto or other required reports and timely file such forms or reports with the SEC and any stock exchange or similar
authority as considered necessary or advisable under
Section 16(a) of the Exchange Act or Rule 144 under the Securities Act (including on account of the undersigned's voluntary compliance therewith during
such time as the Company qualifies as a foreign private
issuer); and
(7)	take any other action of any type whatsoever in
connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney for SEC Reporting Purposes (this "Limited Power of
Attorney") shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's sole discretion.
      The undersigned hereby acknowledges that: (i) the foregoing attorneys-in-fact are serving in such capacity at the request of the undersigned; (ii) this Limited Power of Attorney authorizes, but does not require, each such attorney-in-fact to act in his or her discretion on information provided to such attorney- in-fact without independent verification of such information; and (iii) any documents prepared and/or executed by any attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such information and disclosure as such attorney-in-fact, in his or her sole discretion, deems necessary or advisable. The undersigned hereby further acknowledges, in each case, including on account of the undersigned's voluntary compliance with Section 16(a) of the Exchange Act and Rule 144 of the Securities Act during such time as the Company qualifies as a foreign private issuer, that: (i) neither the Company nor any such attorney-in-fact assumes (a) any liability for the undersigned's responsibility to comply with the requirements of the Exchange Act or the Securities Act,
(b) any liability of the undersigned for any failure to comply with such requirements or (c) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act and
(ii) this Limited Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act or the Securities Act, including, without limitation, the reporting requirements under Section 16(a) of the Exchange Act.
This Limited Power of Attorney shall remain in full force and effect until the earliest to occur of
(i) the undersigned no longer being required (including on account of the undersigned's voluntary compliance with Section 16(a) of the Exchange Act and Rule 144 of the Securities Act during such time as the Company qualifies as a foreign private issuer) to file Forms 3, 4 and 5 or Form 144 with respect to the undersigned's holdings of, and transactions in, securities issued by the Company; (ii) the revocation by the undersigned as to any attorney-in-fact in a signed writing delivered to such attorney-in-fact; or (iii) any attorney-in-fact no longer being employed by the Company, as to such attorney-in-fact.


[Signature Page Follows]


      IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed as of this 25th day of April, 2025.



By: /s/ Nicholas Gangestad
 Name: Nicholas Gangestad